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                                                                     EDGAR
EXHIBIT NO.       EXHIBIT NAME                                       EXHIBIT NO.
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1(xiv)            Amended Designation of Five Existing Series of     99B1(xiv)
                  Registrant
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                  Amended Designation of Five Existing Series
                       of Shares of Beneficial Interest,
                        Par Value $0.0001 Per Share, of
                                  PIMCO Funds
          (formerly Pacific Investment Management Institutional Trust)



     RESOLVED, that pursuant to Section 5.12(e) of the Declaration of Trust of PIMCO Funds (formerly the Pacific Investment Management Institutional Trust) (the "Trust") dated February 19, 1987, as amended ("Declaration"), the Series of Shares of the Trust designated as the "Foreign Fund," by instrument dated February 25, 1992, is hereby redesignated the "Foreign Bond Fund," without in any way changing the rights or privileges of the Fund or its Shareholders.

     FURTHER RESOLVED, that pursuant to Section 5.12(e) of the Declaration, the Series of Shares of the Trust designated as the "International Fund," by instrument dated February 25, 1992, is hereby redesignated the "International Bond Fund," without in any way changing the rights or privileges of the Fund or its Shareholders.

     FURTHER RESOLVED, that pursuant to Section 5.12(e) of the Declaration, the Series of Shares of the Trust designated as the "Global Fund," by instrument dated February 25, 1992, is hereby redesignated the "Global Bond Fund," without in any way changing the rights or privileges of the Fund or its Shareholders.

     FURTHER RESOLVED, that pursuant to Section 5.12(e) of the Declaration, the Series of Shares of the Trust designated as the "Global Income Fund," by instrument dated August 27, 1996, is hereby redesignated the "Global Bond Fund II," without in any way changing the rights or privileges of the Fund or its Shareholders.

     FURTHER RESOLVED, that pursuant to Section 5.12(e) of the Declaration, the Series of Shares of the Trust designated as the "Balanced Fund," by instrument dated February 27, 1996, is hereby redesignated the "Strategic Balanced Fund," without in any way changing the rights or privileges of the Fund or its Shareholders.
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     IN WITNESS WHEREOF, the undersigned, being at least a majority of the
Trustees of the Trust, have executed this instrument the 19/th/ day of November, 1996.



                                            -----------------------------
                                            Brent R. Harris


                                            -----------------------------
                                            Guilford C. Babcock



                                            -----------------------------
                                            Vern O. Curtis


                                            -----------------------------
                                            Thomas P. Kemp


                                            -----------------------------
                                            William J. Popejoy